EXHIBIT 99.1

[XTO ENERGY LOGO]

NEWS RELEASE

For Immediate Release

Number: 03-29

XTO ENERGY ANNOUNCES RECORD GAS PRODUCTION AND

CASH FLOW IN THIRD QUARTER AND INCREASES GROWTH TARGET FOR 2004

FORT WORTH, TX (October 21, 2003) – XTO Energy Inc. (NYSE-XTO) today reported record third quarter natural gas production of 711 million cubic feet (MMcf) per day, a 33% increase from the third quarter 2002 level of 536 MMcf per day. Earnings for the quarter were $102.8 million, or 56 cents per share, compared with third quarter 2002 earnings of $50.3 million, or 30 cents per share.

Third quarter 2003 earnings include the effects of a derivative fair value gain and a non-cash gain resulting from the Company’s distribution of its Cross Timbers Royalty Trust units to common stockholders. Excluding these items, the Company’s earnings were $90.8 million, or 49 cents per share, an 87% increase over comparable third quarter 2002 earnings of $48.5 million, or 29 cents per share. Operating cash flow, defined as cash provided by operating activities before changes in operating assets and liabilities and exploration expense, was a record $212.9 million, up 64% from 2002 third quarter operating cash flow of $129.5 million. See the last page of this release for further explanation and reconciliation of these non-GAAP financial measures.

Third quarter daily gas production averaged 711 MMcf, up 33% from third quarter 2002 daily production of 536 MMcf. Increased gas production is primarily attributable to development activity and acquisitions in East Texas and the Arkoma and San Juan basins. Daily oil production for the third quarter was 12,692 barrels, a 2% decrease from third quarter 2002 daily production of 12,996 barrels. During the quarter, natural gas liquids production was 7,761 barrels per day, a 41% increase from the prior year quarter production of 5,503 barrels per day.

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XTO Energy Announces Record Gas Production and Cash Flow in Third Quarter and Increases Growth Target for 2004

“The Company’s performance continues to reflect a disciplined approach to long-term growth. We are drilling at a moderate pace, while building new inventory. We are tightly managing our operating and capital costs and, perhaps just as importantly, we are hedging prices to deliver exceptional economic returns,” stated Bob R. Simpson, Chairman and Chief Executive Officer. “Altogether, we have established a platform for consistent, double-digit growth with the balance sheet firepower to add significant acquisitions.”

“With the ongoing success of our drilling program and recent acquisitions, we are raising our 2004 gas production growth target to 13-15% from 10-12%,” noted Steffen E. Palko, Vice Chairman and President. “Furthermore, this growth is based on a conservative development program that is scheduling our production profile years ahead, instead of hustling for the next quarter. From an operational perspective, XTO owns more growth opportunities today than at anytime in its history.”

Total revenues for the third quarter were $322.1 million, 60% above third quarter 2002 revenues of $201.7 million. Operating income for the quarter was $159.9 million, a 73% increase from third quarter 2002 operating income of $92.4 million.

The average gas price for the quarter increased 29% to $4.19 per thousand cubic feet (Mcf) from $3.26 per Mcf in third quarter 2002. The average oil price was $28.48 per barrel, a 6% increase from last year’s third quarter average price of $26.75. Natural gas liquids prices averaged $18.38 per barrel, 31% higher than the 2002 third quarter average price of $14.00 per barrel.

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XTO Energy Announces Record Gas Production and Cash Flow in Third Quarter and Increases Growth Target for 2004

For the first nine months of 2003, the Company reported earnings of $226.4 million or $1.27 per share, compared with earnings of $130 million or 78 cents per share for the same 2002 period. Year-to-date 2003 earnings include the effects of non-cash incentive compensation, a derivative fair value loss, loss on extinguishment of debt, a non-cash contingency gain, a non-cash gain upon the distribution of Cross Timbers Royalty Trust units and a gain on adoption of the new accounting standard for asset retirement obligations. Excluding these items, year-to-date 2003 earnings were $1.30 per share. Comparable year-to-date 2002 earnings were 85 cents per share. Operating cash flow was $560.8 million for the first nine months of 2003, compared with $376.4 million for the 2002 period. See the last page of this release for further explanation and reconciliation of these non-GAAP financial measures. Total revenues for the first nine months of 2003 were $857.7 million, a 50% increase from revenues of $570.8 million for the same 2002 period. Year-to-date 2003 operating income was $387.9 million, a 57% increase from $247.6 million for the first nine months of 2002.

* * *

XTO Energy Inc. is a premier domestic natural gas producer engaged in the acquisition, exploitation and development of quality, long-lived gas and oil properties. The Company, whose predecessor companies were established in 1986, completed its initial public offering in May 1993. Its properties are concentrated in Texas, New Mexico, Arkansas, Oklahoma, Kansas, Wyoming, Colorado, Alaska and Louisiana.

Company management will host a conference call at 4:00 p.m. (EDT) on Tuesday, October 21st. The call may be accessed on our web site: www.xtoenergy.com.

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XTO Energy Announces Record Gas Production and Cash Flow in Third Quarter and Increases Growth Target for 2004

Contact:	Louis G. Baldwin	Gary D. Simpson
	Executive Vice President & CFO	Vice President—Investor Relations
	XTO Energy Inc.	XTO Energy Inc.
	817/870-2800	817/870-2800

Statements made in this news release, including those relating to long-term growth, operating and capital costs, economic returns, future production and reserves growth, future acquisitions, gas production, growth rates, development programs and growth opportunities are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the timing and extent of changes in oil and gas prices, changes in underlying demand for oil and gas, ability to close our recently announced property acquisitions, the timing and results of drilling activity, ability to identify properties for acquisition on acceptable terms, the availability of drilling equipment, higher than expected production costs and other expenses and market conditions. Further information on risks and uncertainties is available in the Company’s filings with the Securities and Exchange Commission, which are incorporated by this reference as though fully set forth herein.

(table follows)

XTO ENERGY INC.

(in thousands, except production, per share and per unit data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Consolidated Income Statements

REVENUES

Gas and natural gas liquids	$287,109	$167,860	$745,628	$479,495
Oil and condensate	33,253	31,988	100,802	84,366
Gas gathering, processing and marketing	1,786	1,798	9,638	7,811
Other (a)	(90)	62	1,633	(849)

Total Revenues	322,058	201,708	857,701	570,823

EXPENSES

Production	42,657	32,788	118,675	93,546
Taxes, transportation and other	28,511	14,275	76,345	38,917
Exploration (b)	51	337	865	1,688
Depreciation, depletion and amortization	76,437	54,074	204,220	149,077
Accretion of discount in asset retirement obligation	1,388	—	3,871	—
Gas gathering and processing	2,448	2,229	7,121	6,715
General and administrative (c)	12,928	8,416	50,653	34,949
Derivative fair value (gain) loss (d)	(2,223)	(2,807)	8,009	(1,676)

Total Expenses	162,197	109,312	469,759	323,216

OPERATING INCOME	159,861	92,396	387,942	247,607

OTHER INCOME (EXPENSE)

Gain on distribution of royalty trust units (e)	16,216	—	16,216	—
Loss on extinguishment of debt	—	—	(9,601)	(7,844)
Interest expense, net (f)	(16,448)	(14,962)	(47,235)	(39,368)

Total Other Expense	(232)	(14,962)	(40,620)	(47,212)

INCOME BEFORE INCOME TAX AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE	159,629	77,434	347,322	200,395

INCOME TAX

Current	3,600	35	9,964	278
Deferred	53,223	27,106	112,765	70,146

Total Income Tax Expense	56,823	27,141	122,729	70,424

NET INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	102,806	50,293	224,593	129,971
Cumulative effect of accounting change, net of tax (g)	—	—	1,778	—

NET INCOME	$102,806	$50,293	$226,371	$129,971

EARNINGS PER COMMON SHARE

Basic	$0.56	$0.30	$1.27	$0.78

Diluted	$0.55	$0.30	$1.26	$0.77

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING

Basic	183,792	167,234	177,825	165,940

Diluted	186,302	168,666	180,293	168,042

Average Daily Production

Gas (Mcf)	711,067	536,465	644,975	501,311
Natural Gas Liquids (Bbls)	7,761	5,503	6,442	4,803
Oil (Bbls)	12,692	12,996	12,975	13,036

Average Sales Prices

Gas (per Mcf)	$4.19	$3.26	$4.04	$3.38
Natural Gas Liquids (per Bbl)	$18.38	$14.00	$19.72	$12.91
Oil (per Bbl)	$28.48	$26.75	$28.46	$23.71

XTO ENERGY INC. (continued)

(in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Consolidated Statement of Cash Flows Data
Net Income	$102,806	$50,293	$226,371	$129,971
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	76,437	54,074	204,220	149,077
Accretion of discount in asset retirement obligation	1,388	—	3,871	—
Non-cash incentive compensation	9	21	11,224	10,216
Deferred income tax	53,223	27,106	112,765	70,146
Cumulative effect of accounting change, net of tax	—	—	(1,778)	—
Non-cash derivative fair value (gain) loss	(1,464)	(1,586)	8,313	8,006
Loss on extinguishment of debt	—	—	9,601	7,844
Gain on distribution of royalty trust units	(16,216)	—	(16,216)	—
Deferred gain (amortization of deferred gain) on closed hedge derivatives (h)	(4,437)	47	(751)	4,573
Other non-cash items	1,115	(821)	2,310	(5,125)
Changes in operating assets and liabilities	51,808	4,207	39,741	6,329

Cash Provided by Operating Activities	$264,669	$133,341	$599,671	$381,037

			September 30, 2003	December 31, 2002
			(Unaudited)
Consolidated Balance Sheet Data
Cash			$17,586	$14,954

Current Assets			$254,228	$244,790
Less:
Derivative fair value			29,230	40,628
Deferred income tax benefit			17,336	32,680

Current Assets, excluding derivative fair value and deferred income tax benefit			$207,662	$171,482

Net Property and Equipment			$3,149,495	$2,370,965

Total Assets			$3,449,257	$2,648,193

Current Liabilities			$318,936	$285,896
Less—Derivative fair value			74,365	128,001

Current Liabilities, excluding derivative fair value			$244,571	$157,895

Long-term Debt			$1,185,000	$1,118,170

Total Stockholders’ Equity			$1,394,865	$907,786
Less—Accumulated other comprehensive loss			(28,341)	(61,573)

Total Stockholders’ Equity, excluding accumulated other comprehensive loss			$1,423,206	$969,359

(a)	Includes $1.7 million non-cash gain resulting from a reduction in contingent liabilities in the nine-month 2003 period.

(b)	Primarily includes geological and geophysical costs.

(c)	Includes non-cash incentive compensation of $11.2 million in the nine-month 2003 period and $10.2 million in the nine-month 2002 period. Non-cash incentive compensation was not significant in both the three-month 2003 and 2002 periods.

(d)	Reflects the change in fair value and settlement of derivative financial instruments not providing effective hedges.

(e)	Gain upon distribution of Cross Timbers Royalty Trust units to common stockholders.

(f)	Net of interest capitalized of $600,000 in the three-month 2003 period, $500,000 in the three-month 2002 period, $1.8 million in the nine-month 2003 period and $3.8 million in the nine-month 2002 period.

(g)	Gain upon initial adoption of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, as of January 1, 2003.

(h)	Including deferred gains on contracts closed in 2002 of $5.2 million, total deferred gains of $13.3 million on closed derivative hedge contracts are being amortized from April through December 2003 as non-cash revenue of $4.4 million per quarter.

(continued)

XTO ENERGY INC. (continued)

Non-GAAP Financial Measures

Adjusted Earnings

Adjusted earnings, a non-GAAP financial measure, excludes certain items that management believes affect the comparability of operating results. The Company discloses adjusted earnings as a useful adjunct to GAAP net income because:

–	Management uses adjusted earnings to evaluate the Company’s operational trends and performance relative to other oil and gas producing companies.

–	Adjusted earnings are more comparable to earnings estimates provided by securities analysts.

–	Items excluded generally are one-time items, or items whose timing or amount cannot be reasonably estimated. Accordingly, any guidance provided by the Company generally excludes information regarding these types of items.

The following reconciles GAAP net income to adjusted earnings:

(in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
(Unaudited)	2003	2002	2003	2002
Net income	$102,806	$50,293	$226,371	$129,971

Adjustments, net of tax:
Non-cash incentive compensation	6	14	7,296	6,640
Non-cash contingency gain	—	—	(1,137)	—
Derivative fair value (gain) loss	(1,445)	(1,825)	5,206	(1,089)
Gain on distribution of royalty trust units	(10,540)	—	(10,540)	—
Loss on extinguishment of debt	—	—	6,241	5,099
Cumulative effect of accounting change	—	—	(1,778)	—

Adjusted earnings	$90,827	$48,482	$231,659	$140,621

Adjusted earnings per share—basic	$0.49	$0.29	$1.30	$0.85

Operating Cash Flow

Operating cash flow, a non-GAAP financial measure, is defined as cash provided by operating activities before changes in operating assets and liabilities and exploration expense. Because changes in operating assets and liabilities and exploration expense are excluded, this cash flow statistic is different from cash provided by operating activities, as disclosed under GAAP. Management believes operating cash flow is a better liquidity indicator for oil and gas producers because of the adjustments made to cash provided by operating activities, explained as follows:

–	Adjustment for changes in operating assets and liabilities eliminates fluctuations primarily related to the timing of cash receipts and disbursements, which can vary from period-to-period because of conditions the Company cannot control (for example, the day of the week on which the last day of the period falls), and results in attributing cash flow to operations of the period that provided the cash flow.

–	Adjustment for exploration expense is to provide an amount comparable to operating cash flow for full cost companies and to eliminate the effect of a discretionary expenditure that is part of the Company’s capital budget.

Management uses operating cash flow not only for measuring the Company’s cash flow and liquidity, but also in evaluating the Company against other oil and gas producing companies and valuing potential producing property acquisitions.

The following reconciles cash provided by operating activities, the GAAP cash flow statistic, to operating cash flow:

(in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
(Unaudited)	2003	2002	2003	2002
Cash Provided by Operating Activities	$264,669	$133,341	$599,671	$381,037

Changes in operating assets and liabilities	(51,808)	(4,207)	(39,741)	(6,329)
Exploration expense	51	337	865	1,688

Operating Cash Flow	$212,912	$129,471	$560,795	$376,396

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